UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2017

 SCYNEXIS, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36365	56-2181648
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 Hudson Street
Suite 3610
Jersey City, New Jersey
(Address of principal executive offices, including zip code)

(201)-884-5485
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.     Submission of Matters to a Vote of Security Holders.
On June 15, 2017, SCYNEXIS, Inc. (the "Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). Set forth below is a brief description of each matter considered and voted upon at the Annual Meeting, together with the final tally of the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes as to each such matter, including a separate tabulation with respect to each of the seven directors. A more complete description of each matter is set forth in the Company's definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 26, 2017 (the “Proxy Statement”).
Proposal 1: Election of Directors.
The Company's stockholders elected each of the seven nominees proposed by the Company for election as directors, to serve until the 2018 annual meeting of stockholders, and until their successors are elected and have qualified, or until their earlier death, resignation or removal. The tabulation of votes on this matter was as follows:

Director Nominee	Shares Voted For	Shares Withheld
Steven C. Gilman, Ph.D.	12,208,112	1,467,698
Ann F. Hanham, Ph.D.	13,600,071	75,739
David Hastings	13,600,696	75,114
Guy Macdonald	13,599,196	76,614
Patrick Machado	13,583,396	92,414
Marion McCourt	13,600,296	75,514
Marco Taglietti, M.D.	13,601,153	74,657
There were 7,424,888 broker non-votes for this proposal.
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm
The Company's stockholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017. The tabulation of votes on this matter was as follows:

Shares voted for:	20,543,505
Shares voted against:	503,945
Shares abstaining:	53,248
Broker non-votes:	0

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCYNEXIS, Inc.

By:	/s/ Marco Taglietti, M.D.
Name:	Marco Taglietti, M.D.
Title:	Chief Executive Officer
Dated: June 19, 2017